EXHIBIT 10.1

THIRD AMENDMENT TO
VOTING AND STANDSTILL AGREEMENT

This THIRD AMENDMENT TO VOTING AND STANDSTILL AGREEMENT (this “Third Amendment”) is made and entered into on May 15, 2012, by and among United American Healthcare Corporation, a Michigan corporation (“UAHC”), St. George Investments, LLC, an Illinois limited liability company (“St. George”), and The Dove Foundation, an Illinois trust (“Dove”).  UAHC, St. George, and Dove are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. On March 19, 2010, UAHC and St. George entered into that certain Voting and Standstill Agreement (the “VSA”);

B.  On June 7, 2010, UAHC and St. George entered into that certain Amendment to Voting and Standstill Agreement (the “First Amendment”), which amended the VSA;

C. On June 7, 2010, Dove entered into that certain Agreement to Join the Voting and Standstill Agreement (the “Joinder”), by which Dove joined the VSA, as amended by the First Amendment, and UAHC and St. George acknowledged and accepted the Joinder;

D. On June 18, 2010, UAHC, St. George, and Dove entered into that certain Acknowledgement and Waiver of Certain Provisions of the Voting and Standstill Agreement (the “Acknowledgement and Waiver”);

E. On November 3, 2011, the Parties entered into that certain Second Amendment to Voting and Standstill Agreement (the “Second Amendment”), which further amended the VSA;

F. The VSA, as amended by the First Amendment, as joined by Dove pursuant to the Joinder, as further amended by the Acknowledgement and Waiver, and as further amended by the Second Amendment, is referred to herein as the “Amended VSA”;

G. At December 31, 2011, the Company defaulted on certain financial covenants in its Loan and Security Agreement, as amended, with Fifth Third Bank, N.A., as disclosed in Note 6 to the Financial Statements contained in the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended December 31, 2011, filed with the Securities and Exchange Commission on February 21, 2012 (such defaults, the “Loan Covenant Defaults”);

H. The occurrence of the Loan Covenant Defaults accelerated the Put Commencement Date to December 31, 2011, pursuant to Section 5.3(c) of the Amended VSA, which had been amended by Section 2(b) of the Second Amendment;

I. As a result of the acceleration of the Put Commencement Date, each of St. George and Dove has a present right to exercise the “Put Option” pursuant to Section 5.1 of the Amended VSA;

J. Each of St. George and Dove is willing to forbear from exercising its Put Option during the present “Put Exercise Period” (as defined in Section 5.1 of the Amended VSA) in exchange for UAHC’s agreement to postpone (again) the Put Commencement Date until October 1, 2012 (and either or both of St. George and Dove may exercise its Put Option during the Put Exercise Period commencing on such date), provided that either or both of St. George and Dove may elect to accelerate the Put Commencement Date upon the occurrence of any one of certain events;

K. The Parties desire to further amend the Amended VSA as set forth in this Third Amendment in order to memorialize the mutual understanding set forth in the previous recital.

NOW, THEREFORE, in consideration of the foregoing recitals, which are hereby incorporated in this Third Amendment, and for other good and valuable consideration, including the mutual obligations set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Forbearance.  Each of St. George and Dove agrees to forbear from exercising its Put Option during the Put Exercise Period (as defined in the Amended VSA), in consideration of UAHC’s agreement to postpone the Put Commencement Date until October 1, 2012, pursuant to Section 2 of this Third Amendment, and to further amend the Amended VSA as set forth in Section 3 of this Third Amendment.

2. Reestablishment of Put Commencement Date.  The Parties affirm and agree that the Put Commencement Date is reestablished as October 1, 2012, as set forth in Section 1.1 of the Amended VSA, which had been amended by Section 2(a) of the Second Amendment.

3. Amendment.  The Parties agree to further amend the Amended VSA as set forth in this Section 3.  Accordingly, Section 5.3 of the Amended VSA, which had been amended by Section 2(b) of the Second Amendment, is hereby deleted in its entirety and replaced with the following:

SECTION 5.3  Acceleration of the Put Option.  Either or both of St. George or Dove may, in its sole and absolute discretion, elect to accelerate the Put Commencement Date, whereupon the Put Option shall become immediately exercisable by either or both of St. George and Dove, in accordance with the procedures and terms forth in this Article V, upon the occurrence of:

(a)           An Event of Default which is not cured as provided in SECTION 11.2;

(b)           The sale of all or substantially all of the assets of the Company or its subsidiary Pulse Systems, LLC, a Delaware limited liability company (“Pulse”), the merger of the Company or Pulse, or the sale of all or substantially all of the equity of the Company or Pulse;

(c)           The Company or Pulse defaults under any loan agreement or debt instrument, including without limitation Pulse’s credit facility with Fifth Third Bank, N.A. and any promissory note made by the Company in favor of St. George (including such promissory notes dated September 28, 2011, December 9, 2011, February 9, 2012, and at any time thereafter); or

(d)           The Company ceases to be current in its periodic reporting, or ceases to be subject to periodic reporting requirements, under Section 13 of the Securities Exchange Act of 1934, as amended.

4. No Other Changes.  All terms of the Amended VSA as further amended by this Third Amendment, except for the Terminated Provisions, remain in full force and effect.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned Parties, being duly authorized, have executed this Third Amendment as of the date first written above.

UNITED AMERICAN HEALTHCARE CORPORATION

By:           /s/ Robert T. Sullivan
Name:           Robert T. Sullivan
Title:           Secretary, Treasurer and CFO

ST. GEORGE INVESTMENTS, LLC

By:           Fife Trading, Inc.,
an Illinois corporation,
its Manager

By:           /s/ John M. Fife
Name:           John M. Fife
Title:           President

THE DOVE FOUNDATION

By:           /s/ James M. Delahunt
Name:           James M. Delahunt
Title:           Trustee

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